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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.




                             FORM 8-K

                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          April 16, 1996




                       ENSERCH Corporation
      (Exact name of Registrant as specified in its charter)




          Texas               1-3183               75-0399066
    (State or other         (Commission        (I.R.S. Employer
    of incorporation)       File Number)      Identification No.)




ENSERCH Center, 300 S. St. Paul, Dallas, Texas            75201
   (Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including Area Code:  214-651-8700

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ITEM 5.   Other Events

     On April 16, 1996, the Corporation and D. W. Biegler, Frederick S. Addy, B. A. Bridgewater, Jr., Odie C. Donald,
Marvin J. Girouard, J. M. Haggar, Jr., W. C. McCord and Diana S. Natalicio, directors of the Corporation, were named as defendants in a lawsuit, Frederick Rand v. ENSERCH Corporation, et al, filed by an alleged shareholder in the 193rd District Court of Dallas County, Texas. The plaintiff asserts that the Corporation's shareholders rights plan was adopted by the directors in order to entrench their positions and to thwart a possible acquisition in breach of the directors' fiduciary duties. The plaintiff further asserts that the directors breached their fiduciary duties by their refusal to negotiate the possible acquisition of ENSERCH and to provide confidential information to potential suitors on the same playing field that it created for Texas Utilities. The plaintiff seeks, among other things, to enjoin the Corporation's newly adopted shareholders rights plan and the merger agreement between the Corporation and Texas Utilities Company. In addition, the plaintiff requests that the defendants announce their intention, among other things, to: cooperate with any person or entity having a bona fide interest in proposing any transaction which would maximize shareholder value; take appropriate steps to enhance the market value of the Corporation as an acquisition candidate; take appropriate steps to create an active auction for the Corporation; and respond in good faith to any bona fide potential acquiror. The plaintiff also seeks to have the lawsuit certified as a class action.




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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENSERCH Corporation



Date: April 23, 1996          By:  /s/ J. W. Pinkerton
                                   -----------------------------
                                   J. W. Pinkerton
                                   Vice President and Controller